UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2010

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1055 West Hastings Street, Suite 2200

Vancouver, British Columbia, Canada V6E 2E9

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(877) 848-3866

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EX-4.1.......................................................................................................................................................
EX-99.1.....................................................................................................................................................

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On July 1, 2010, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”), with the unanimous recommendation of the Special Committee of the Board, adopted the Shareholder Rights Plan Agreement (the “Rights Plan”) and declared an issuance of one common share purchase right (a “Right”) for each common share of the Company, no par value (the “Common Shares”), to the shareholders of record at the close of business on July 12, 2010.  It was determined that, in the best interests of the Company, its shareholders and other stakeholders, this action should be taken to limit the potential adverse impact on the Company, its shareholders and other stakeholders of an accumulation of a significant interest in Common Shares through a transaction such as a creeping bid that is not offered to all of the Company’s shareholders on equal terms, which could result in coercive or unfair attempts to take over Lionsgate without affording all shareholders the opportunity to sell all of their Common Shares for fair value.  The adoption of the Rights Plan does not affect the Company’s previously adopted shareholder rights plan.  Common share purchase rights under that previous shareholder rights plan remain outstanding but, due to the cease trade order of the British Columbia Securities Commission, may not be exercised.

In general terms, the Rights impose a significant penalty upon any person or group that acquires beneficial ownership of 38% or more of the Company’s outstanding voting interests, unless such acquisition was in connection with certain offers to all of the holders of the outstanding Common Shares of the Company for the same consideration and that are conditioned on acquisition of more than 50% of the Company’s outstanding voting interests not owned by the acquiring person in such an offer.

A summary of the terms of the Rights Plan is set forth below. Except as otherwise defined herein, defined terms used below have the meanings ascribed thereto in the Rights Plan.  This description is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire Rights Plan, which has been filed as Exhibit 4.1 to this Form 8-K, and is incorporated herein by reference.

Issue of Rights.  Under the Rights Plan, which became effective on July 1, 2010, one Right will be issued to shareholders of record on July 12, 2010 and will be attached to each outstanding Share.  One Right will also be issued and attached to each Share issued thereafter, subject to the limitations set forth in the Rights Plan.

Acquiring Person.  An “Acquiring Person” is a person that Beneficially Owns 38% or more of the outstanding Voting Shares.  However, an Acquiring Person does not include the Company or any subsidiary of the Company, or any person that would otherwise become an Acquiring Person as a result of certain exempt transactions. These exempt transactions include, among others:  (a) specified acquisitions of securities of the Company, (b) acquisitions pursuant to a Permitted Bid or Competing Permitted Bid (as described below), (c) specified distributions of securities of the Company, (d) certain other specified exempt acquisitions, and (e) transactions to which the application of the Rights Plan has been waived by the Board.

Rights Exercise Privilege.  The Rights will separate from the Shares to which they are attached and will become exercisable at the later of (a) the close of business on the tenth Business Day after the earliest of: (i) the first date of public announcement that an Acquiring Person has become an Acquiring Person; (ii) the date of commencement of, or first public announcement of the intent of any person to commence, a take-over bid, other than a Permitted Bid or a Competing Permitted Bid, (iii) the date upon which a Permitted Bid or a Competing Permitted Bid ceases to be such, or (b) in the event that any of the circumstances in (a) occurred more than ten Business Days prior to the issuance of the Rights, the close of business on July 12, 2010, or in each case such later date as the Board of Directors may determine (the “Separation Time”).  Subject to adjustment as provided in the Rights Plan, following the Separation Time, each Right will entitle the holder to purchase one Share for an exercise price (the “Exercise Price”) equal to four times the prevailing market price of a Share as at the Separation Time.

A transaction in which a person becomes an Acquiring Person is referred to as a “Flip-in Event.”  Any Rights Beneficially Owned by an Acquiring Person (or any transferee of such Rights) on or after the earlier of the Separation Time or the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, will become void upon the occurrence of a Flip-in Event.  After the close of business on the tenth business day after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Rights (other than those Beneficially Owned by the Acquiring Person or any transferee of such Rights) will entitle the holder to purchase, for the Exercise Price, that number of Shares having an aggregate market price (based on the prevailing market price at the time of the consummation or occurrence of the Flip-in Event) equal to twice the Exercise Price, subject to adjustment in certain circumstances.

Impact Once Rights Plan is Triggered.  Upon the occurrence of a Flip-in Event and the Rights separating from the attached Shares, reported earnings per Share on a fully diluted or non-diluted basis may be affected.  Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

By permitting holders of Rights other than Rights Beneficially Owned by an Acquiring Person (or any transferee of such Rights) to acquire Shares of the Company at a discount to market value, the Rights may cause substantial dilution to a person or group that becomes an Acquiring Person other than by way of a Permitted Bid or a Competing Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Rights Plan.

Certificates and Transferability.  Prior to the Separation Time, certificates for Shares will also evidence one Right for each Share represented by the certificate.  Certificates evidencing Shares issued after July 12, 2010 will bear a legend to this effect.  Rights are also attached to Shares outstanding on July 12, 2010, although share certificates already outstanding on that date will not bear such a legend.

Prior to the Separation Time, the Rights will not be transferable separately from the attached Shares.  From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Shares.

Permitted Bids and Competing Permitted Bids.  The Rights Plan is not triggered if an offer would, among other things, allow sufficient time for the shareholders to consider and react to the offer and would allow shareholders to decide to tender or not tender without the concern that they will be left with illiquid Voting Shares should they not tender.

A “Permitted Bid” is a take-over bid where the bid is made by way of a take-over bid circular to all holders of Voting Shares, other than the offeror, and the bid is subject to irrevocable and unqualified conditions that (a) no Voting Shares shall be taken up or paid for prior to a date which is not less than 60 days after the date of the bid and then only if more than 50% of the outstanding Voting Shares held by Independent Shareholders have been tendered to the bid and not withdrawn, (b) Voting Shares may be deposited pursuant to the bid (unless the bid is withdrawn) at any time prior to the close of business on the date Voting Shares are first taken up and paid for under the bid, (c) any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for, and (d) if the 50% condition set forth in (a) above is satisfied, that fact will be publicly announced and the bid will be extended for at least 10 Business Days following such announcement.

A “Competing Permitted Bid” is a take-over bid made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid and that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for shares tendered under a Competing Permitted Bid is not 60 days, but is instead the later of (a) the last day on which a take-over bid must be open for acceptance after the date of such bid under applicable securities legislation, and (b) the earliest date for take-up and payment of shares under any other Permitted Bid or Competing Permitted Bid then in existence.

Neither a Permitted Bid nor a Competing Permitted Bid is required to be approved by the Board and such bids may be made directly to shareholders.  Acquisitions of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Waiver, Redemption and Amendment.  With the prior consent of the holders of Voting Shares, the Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares (or otherwise as outlined in the paragraph below), waive the application of the Rights Plan to such Flip-in Event.  In such event, the Board shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

The Board may waive the application of the Rights Plan to a Flip-in Event, provided that the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence without any intention to become or knowledge that it would become an Acquiring Person and such Acquiring Person has reduced its beneficial ownership of Voting Shares such that at the time of the waiver it is no longer an Acquiring Person.  Similarly, the Board may waive the application of the Rights Plan to a Flip-in Event provided that the Acquiring Person has reduced or has contractually agreed to reduce its beneficial ownership of Shares such that it would no longer be an Acquiring Person.  The Board may also, prior to the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event which would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares.  In such event, the Board shall be deemed also to have waived the application of the Rights Plan to any other Flip-in Event occurring as a result of any other takeover bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares prior to the expiry of any take-over bid for which the Rights Plan has been waived or deemed to have been waived.

Until the occurrence of a Flip-in Event, the Board may, at any time prior to the Separation Time, with the approval of holders of the Voting Shares (or with the approval of holders of Rights if the Separation Time has occurred), elect to redeem all but not less than all of the then outstanding Rights at $0.001 per Right.  In the event that, prior to the occurrence of a Flip-in Event, a person acquires Voting Shares pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a transaction for which the Board has waived the application of the Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.

Item 8.01. Other Events.

On July 1, 2010, the Company issued a press release describing the issuance of the Rights and the adoption of the Rights Plan.  A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

          Not applicable.

(d)     Exhibits. The following exhibits are filed as part of this report:

4.1    Rights Plan, dated as of July 1, 2010, between Lions Gate Entertainment Corp. and CIBC Mellon Trust Company.

99.1  Press Release, dated July 1, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2010

LIONS GATE ENTERTAINMENT CORP.

By: /s/ James Keegan

Name:  James Keegan

Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Plan, dated as of July 1, 2010, between Lions Gate Entertainment Corp. and CIBC Mellon Trust Company.

99.1	Press Release, dated July 1, 2010.